UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

LifeStance Health Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40478	86-1832801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. Scottsdale Road
Suite 2300
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 602 767-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth in Item 8.01 below is incorporated herein by reference.

Item 8.01 Other Events.

On January 30, 2024, the United States District Court for the Southern District of New York issued final approval of the settlement of Nizar S. Nayani v. LifeStance Health Group, Inc. et. al., Civil Action No. 1:22-cv-06833-JSR.

LifeStance Health Group, Inc. (“LifeStance”) has fulfilled all of its financial obligations under the terms of the settlement, including payment of the full settlement amount, as well as substantially all related litigation costs, during the fourth quarter of 2023. As previously disclosed, the $50 million settlement consisted of two payments of $25 million each, with the initial payment made in October 2023, of which $20 million was covered by insurance, and the second payment was due to be paid in the first quarter of 2024. LifeStance elected to complete the second payment in the fourth quarter of 2023.

After giving effect to payment of the settlement costs and related litigation fees, LifeStance ended the fourth quarter of 2023 with approximately $79 million in cash and cash equivalents and $290 million in long-term debt. During the fourth quarter of 2023, LifeStance drew $33 million of debt under its existing credit facilities, leaving undrawn additional debt capacity under those facilities of $58 million as of December 31, 2023.

LifeStance is disclosing certain preliminary financial information for the fourth quarter and fiscal year ended December 31, 2023. This financial information is preliminary, has been prepared by, and is the responsibility of, LifeStance’s management, and is subject to change in connection with the completion of LifeStance’s financial statements for the fourth quarter and fiscal year ended December 31, 2023. In addition, LifeStance’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this unaudited preliminary financial information and does not express an opinion or any other form of assurance with respect thereto. Accordingly, you should not place undue reliance on this information. Additional information that will be material to investors will be provided in these financial statements, and, accordingly, investors should not place undue reliance on the limited preliminary information being provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LifeStance Health Group, Inc.

Date: February 2, 2024	By:	/s/ Ryan Pardo
Name: Ryan Pardo
Title: Chief Legal Officer and Secretary